EXHIBIT 10.2

THIRD AMENDED AND RESTATED DELAYED DRAW TERM NOTE 1A

$30,000,000	Philadelphia, Pennsylvania
Dated: September 20, 2022

FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND, INTEST CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of M&T BANK (“Bank”), the principal sum of Thirty Million Dollars ($30,000,000), together with interest thereon upon the following terms:

1.    Term Note. This Third Amended and Restated Delayed Draw Term Note 1A is a “Term Note” as defined in that certain Amended and Restated Loan and Security Agreement of even date herewith between Borrower and Bank (such Amended and Restated Loan and Security Agreement, as the same may be amended, supplemented or restated from time to time, being the “Loan Agreement”) and, as such, shall be construed in accordance with all terms and conditions thereof. Capitalized terms not defined herein shall have such meaning as provided in the Loan Agreement. This Note is entitled to all the rights and remedies provided in the Loan Agreement and the Loan Documents and is secured by all Collateral as described therein.

2.    Interest Rate. Interest on the unpaid principal balance hereof will accrue from the date of each advance until final payment thereof at the rate per annum as set forth in the Loan Agreement.

3.    Default Interest. Interest will accrue on the outstanding principal amount hereof following the occurrence and during the continuance of an Event of Default or the expiration of the Contract Period until paid at a rate per annum equal to the Default Rate.

4.    Post Judgment Interest. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the Default Rate until paid.

5.    Computation. Interest will be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed.

6.    Interest Payments. Interest which accrues on the outstanding principal balance hereof at the applicable rate set forth above shall be due and payable in accordance with the terms set forth in the Loan Agreement.

7.    Default; Remedies. Upon the occurrence of an Event of Default, Bank, at its option and without notice to Borrower, may declare immediately due and payable the entire unpaid balance of principal and all other sums due by Borrower hereunder and under the other Loan Documents, together with interest accrued thereon at the applicable rate specified above to the date of the Event of Default and thereafter at the Default Rate. Payment thereof may be enforced and recovered in whole or in part at any time and from time to time by one or more of the remedies provided to Bank in this Note or in the Loan Documents or as otherwise provided at law or in equity, all of which remedies are cumulative and concurrent.

8.    Waivers. Borrower and all endorsers hereby, jointly and severally, waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except for such notices, if any, as are expressly required to be delivered by Bank to Borrower under the Loan Agreement.

9.    Miscellaneous. If any provisions of this Note shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. This Note has been delivered in and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the law of conflicts. This Note shall be binding upon Borrower and upon Borrower’s successors and assigns and shall benefit Bank and its successors and assigns. The prompt and faithful performance of all of Borrower’s obligations hereunder, including without limitation, time of payment, is of the essence of this Note.

10.    JURY TRIAL WAIVER. BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THE LOAN AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS PARAGRAPH, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS PARAGRAPH.

11.    No Novation. This Third Amended and Restated Delayed Draw Term Note 1A shall amend, restate and replace but shall not repay or satisfy the obligations of Borrower under that certain Second Amended and Restated Delayed Draw Term Note 1A dated December 30, 2021 in the original principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000.00) from Borrower in favor of Bank (the “Prior Note”). Nothing contained herein shall be deemed to constitute a novation or satisfaction of the Prior Note but the terms and conditions of this Third Amended and Restated Delayed Draw Term Note 1 shall supersede the terms and conditions of the Prior Note.

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IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Delayed Draw Term Note to be duly executed the day and year first above written.

BORROWER:

INTEST CORPORATION, a Delaware corporation

By:	/s/ Duncan Gilmour
Name:	Duncan Gilmour
Title:	Secretary, Treasurer and Chief Financial Officer